EXHIBIT 4.2

         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

No. ___                                                                  ______

                           WARRANT TO PURCHASE COMMON STOCK

                                       OF

                           MEDIA SERVICES GROUP, INC.

         This is to Certify That, FOR VALUE RECEIVED, ______________________ or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Media Services Group, Inc., a Nevada corporation (the "Company"), ___________ (_____) fully paid, validly issued and nonassessable shares of the common stock of the Company ("Common Stock") at an exercise price of $16.25 per share (the "Exercise Price") at any time or from time to time during the period from November 10, 2004 through November 9, 2009 (the "Exercise Period"). The shares of Common Stock deliverable upon such exercise, are hereinafter sometimes referred to as "Warrant Shares." This Warrant, together with warrants of like tenor, constituting in the aggregate warrants (the "Warrants") to purchase up to a maximum of 230,770 shares of Common Stock, is being issued in connection with a private placement of the Company's securities, pursuant to a Subscription Agreement dated as of __________, 2004 (the "Subscription Agreement").

(a) EXERCISE OF WARRANT.
(1) This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that (i) if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and
(ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to termination of the Exercise Period, the Holder shall have the right to exercise this Warrant commencing at such time through the termination of the Exercise Period into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by


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presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee and bearing a restrictive legend substantially similar to the one set forth on the front page of this Warrant. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. As of the end of business on the date of receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be physically delivered to the Holder.
(2) At any time during the Exercise Period, the Holder may, at its option, exercise this Warrant by exchanging this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a properly prepared notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder as soon as practicable following the Exchange Date and, if deemed appropriate by the Company, bearing a restrictive legend substantially similar to the one set forth on the front page of this Warrant.

(b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of the Warrants such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

(c) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed by the Holder and funds sufficient to pay any transfer tax delivered by the Holder, the Company shall, without charge, subject to the Holder's compliance with the restrictive legend set forth on the front page of this Warrant, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the

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principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term "Warrants" as used herein includes any warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(d) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. (e) ADJUSTMENT PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

(1) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted to the number of Warrant Shares resulting from multiplying the number of Warrant Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

(3) In the event that at any time, as a result of an adjustment similar to any adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (1) above.



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(4) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant. (f)

RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction and to the extent reasonably deemed necessary, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (f) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (e) hereof.

(g) REGISTRATION UNDER THE SECURITIES ACT OF 1933. The holders of the Warrants and the Warrant Shares or their transferees (other than a transferee who acquires shares pursuant to Rule 144 or an effective registration statement) shall be entitled to the registration rights set forth in the Subscription Agreement. The provisions of Article V of the Subscription Agreement are incorporated herein by reference as if fully set forth herein.

(h) MODIFICATION OF AGREEMENT. The provisions of this Warrant may from time to time be amended, modified or waived, if such amendment, modification or waiver is applicable to all of the Warrants and is in writing and consented to by the Company and the Holder.

(i) CORPORATE APPROVALS. The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the shares pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

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(j) NO CONTRAVENTION. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the holder of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer.

                           MEDIA SERVICES GROUP, INC.



                          By:___________________________________________
                             Name:
                             Title:



Dated: ________ 2004



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                                  PURCHASE FORM


                                                      Dated ____________________

(1) The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock of Media Services Group, Inc. (or such number of shares of Common Stock or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2) The undersigned encloses herewith a bank draft, certified check or money order payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant.

(3) The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full Address(es) Number of Shares S.S. or IRS #
------------------------------- ---------------------------- -------------------

------------------------------- ---------------------------- -------------------
------------------------------- ---------------------------- -------------------

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(4) The undersigned hereby represents that the representations and warranties contained in Section I of the Subscription Agreement are true and correct as if made on the date hereof.


 ----------------------------
Signature of Subscriber


-----------------------------
Print Name








                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto

Name ______________________________
(Please typewrite or print in block letters)


Address _____________________________

the right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date ____________________

Signature ______________________